Exhibit 32.1

WRITTEN STATEMENT

OF THE CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)

AND THE CHIEF FINANCIAL OFFICER (PRINCIPAL FINANCIAL OFFICER)

PURSUANT TO 18 U.S.C. SECTION 1350

Solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer (Principal Executive Officer) and the Chief Financial Officer (Principal Financial Officer) of Noble International, Ltd. (the “Company”), hereby certify that, to the best of our knowledge, the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 21, 2006	By:	/s/ Thomas L. Saeli
	Name:	Thomas L. Saeli
	Title:	Chief Executive Officer (Principal Executive Officer) of Noble International, Ltd.

Date: July 21, 2006	By:	/s/ David J. Fallon
	Name:	David J. Fallon
	Title:	Chief Financial Officer (Principal Financial Officer) of Noble International, Ltd.

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